UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 5, 2023

Hurco Companies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

0-9143	35-1150732
(Commission File Number)	(IRS Employer Identification No.)

One Technology Way Indianapolis, Indiana	46268
(Address of Principal Executive Offices)	(Zip Code)

(317) 293-5309

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	HURC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 2.02    Results of Operations and Financial Condition.

On September 8, 2023, Hurco Companies, Inc. (the “Company”) reported its results of operations for the third fiscal quarter and nine months ended July 31, 2023. The Company’s earnings release for those periods is attached as Exhibit 99.1 and the information set forth therein is incorporated herein by reference and constitutes a part of this report. The attached Exhibit 99.1 is furnished pursuant to Item 2.02 of Form 8-K.

Item 4.01Changes in Registrant’s Certifying Accountant.

(a)The Audit Committee (the “Audit Committee”) of the Board of Directors of the Company recently completed a competitive selection process to determine the Company’s independent registered public accounting firm for its 2024 fiscal year, beginning with the quarter ending January 31, 2024.  The Audit Committee considered several public accounting firms and, as a result of this process, the Audit Committee approved a change of the Company’s independent registered public accounting firms for its 2024 fiscal year and, on September 5, 2023, notified RSM US LLP (“RSM”), the Company’s current independent registered public accounting firm, of its dismissal as the Company’s independent registered public accounting firm, effective immediately following RSM’s completion of the audit of the Company’s consolidated financial statements for the fiscal year ending October 31, 2023. Upon completion of RSM’s services, the Company will file an amendment to this Current Report on Form 8-K with the specific date of dismissal and an update to the disclosures required by Item 304(a) of Regulation S-K through that date.

The audit reports of RSM on the Company’s consolidated financial statements for the Company’s fiscal years ended October 31, 2021 and 2022, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s fiscal years ended October 31, 2021 and 2022, and the subsequent interim period through the date of this Current Report on Form 8-K, there were no disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company and RSM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of RSM, would have caused RSM to make reference to the subject matter of the disagreements in connection with RSM’s reports on the Company’s financial statements.

During the Company’s fiscal years ended October 31, 2021 and 2022, and the subsequent interim period through the date of this Current Report on Form 8-K, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided RSM with a copy of the foregoing disclosures. A letter from RSM stating its agreement with such disclosures is attached as Exhibit 16.1 to this report.

(b)Following the completion of its competitive process noted above, on September 5, 2023, the Audit Committee notified Deloitte & Touche LLP (“Deloitte”) of its formal decision to engage Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2024, effective beginning with the review of the Company’s condensed consolidated financial statements for the fiscal quarter ending January 31, 2024, and subject to completion of Deloitte’s customary client acceptance procedures. During the Company’s fiscal years ended October 31, 2021 and 2022, and the subsequent interim period through the date of this Current Report on Form 8-K, neither the Company nor anyone acting on its behalf consulted Deloitte with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report was provided to the Company or oral advice was provided that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01Financial Statements and Exhibits.

Exhibit Index

16.1	Letter from RSM US LLP dated September 8, 2023.
99.1	Press Release of Hurco Companies, Inc., dated September 8, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2023

HURCO COMPANIES, INC.

By:	/s/ Sonja K. McClelland_______________
Sonja K. McClelland, Executive Vice President, Treasurer and Chief Financial Officer